EXHIBIT 4.4










                             TRANSFER AND SERVICING
                                    AGREEMENT

                       ---------------------------------

                                      AMONG

                          CRESTAR SECURITIZATION, LLC,
                                  AS DEPOSITOR,

                       CRESTAR STUDENT LOAN TRUST ___-__,
                                   AS ISSUER,

                                  CRESTAR BANK,
                      AS MASTER SERVICER AND ADMINISTRATOR

                                       AND

                       ---------------------------------

                              NOT IN ITS INDIVIDUAL
                             CAPACITY BUT SOLELY AS
                             ELIGIBLE LENDER TRUSTEE





                          DATED AS OF ______ __, ____


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                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I.....................................................................1
DEFINITIONS...................................................................1
ARTICLE II....................................................................3
CONVEYANCE OF FINANCED STUDENT LOANS..........................................3
         Section 2.1. Conveyance of Financed Student Loans....................3
         Section 2.2. Assignment and Acknowledgment...........................4
ARTICLE III...................................................................4
REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................4
         Section 3.1. Principal Balance.......................................4
         Section 3.2. TP Program..............................................4
         Section 3.3. Subservicing Agreements.................................4
         Section 3.4. Compliance by the Eligible Lender Trustee
                      with Insurance Agreements with the Secretary of HHS.....5
ARTICLE IV....................................................................5
PAYMENTS AND ACCOUNTS.........................................................5
         Section 4.1. Payments................................................5
         Section 4.2. Reserve Account.........................................8
         Section 4.3. Determination of LIBOR..................................9
ARTICLE V.....................................................................9
TERMINATION...................................................................9
         Section 5.1. Termination.............................................9
         Section 5.2. Optional Purchase of Financed Student Loans............10
         Section 5.3. Auction of Financed Student Loans......................10
ARTICLE VI...................................................................10
MISCELLANEOUS................................................................10
         Section 6.1. Limitation on Subsequent Financed Student Loans........10
         Section 6.2. Schedules..............................................11
         Section 6.3. Amendment of Standard Terms............................11

                        TRANSFER AND SERVICING AGREEMENT



         THIS TRANSFER AND SERVICING AGREEMENT, dated as of _________1, ____, is hereby executed by and among CRESTAR SECURITIZATION, LLC, a Virginia limited liability company (the "Depositor"), CRESTAR STUDENT LOAN TRUST _____-__, a Delaware business trust (the "Issuer"), CRESTAR BANK, a Virginia banking corporation (the "Master Servicer" or "Administrator" in such respective capacities), and _______________________, a national banking association, not in its individual capacity but solely as eligible lender trustee (the "Eligible Lender Trustee"), which agreement incorporates by reference as if set forth herein in full all the provisions of the Standard Terms to Transfer and Servicing Agreement (June 1998 Edition) (the "Standard Terms," and as incorporated herein, the "Transfer and Servicing Agreement).


                                    RECITALS

         The Eligible Lender Trustee, on behalf of the Depositor, has acquired student loans from the Transferor;

         The Depositor desires to sell the student loans to the Issuer, and the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Issuer;

         The Master Servicer and the Administrator are willing to service such student loans and to undertake certain administrative responsibilities with respect thereto;

         The Issuer proposes to issue Notes secured by such student loans; and

         The parties are entering into this Transfer and Servicing Agreement to document their respective obligations with respect to the student loans and the Notes;

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties agree, intending to be legally bound, as follows:


                                   ARTICLE I


                                  DEFINITIONS

         In addition to the definitions set forth in the Standard Terms, the following provisions shall govern the defined terms set forth below. To the extent the meanings assigned to the defined terms set forth below are inconsistent with the meanings assigned to such terms in the Standard Terms, the meanings assigned herein shall control.

         "Administration Fee" means an amount equal to ___% of the Outstanding Amount of the Notes as of the first day of the initial Collection Period (or Closing Date with respect to the first Quarterly Payment Date) with respect to such Quarterly Payment Date.

         "Class A Notes" means Notes of the Issuer designated as "Crestar Student Loan Trust ____, Senior LIBOR Rate Class A Student Loan Asset Backed Notes."

         "Class B Notes" means Notes of the Issuer designated as "Crestar Student Loan Trust 199_-_, Subordinate LIBOR Rate Class B Student Loan Asset Backed Notes."

         "Closing Date" means _________, ____.

         "Cut-off Date" means ____________________________________.

         "Guarantee Agency" means ________________________.

         "Initial Pool Balance" means $___________, representing the Pool Balance for the Initial Financed Student Loans set forth on Schedule A as of the Cut-off Date.

         "Interest Accrual Period" means, (i) with respect to the Class A Notes for any Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, except that the first Interest Accrual Period will begin on the Closing Date; and (ii) with respect to the Class B Notes for any Quarterly Payment Date, the three preceding Interest Accrual Periods corresponding to the Class A Interest Accrual Periods for so long as the Class A Notes are outstanding, and thereafter, an Interest Accrual Period for the Class B Notes begins on the 25th day of each month (except for the months in which a Quarterly Payment Date occurs, in which event it begins on such Quarterly Payment Date), and ends on the day prior to the succeeding Interest Accrual Period.

         "Interest Determination Date" means the date which is both two Business Days (in New York and Virginia) and two London Banking Days preceding the related Interest Accrual Period.

         "Interest Payment Period" means, (i) with respect to the Class A Notes, the preceding Interest Accrual Period; and (ii) with respect to the Class B Notes, the three preceding Interest Accrual Periods.

         "Issuer" means Crestar Student Loan Trust ____.

         "Notes" means the notes designated as the Issuer's Student Loan Asset-Backed Notes issued pursuant to the terms of the Master Indenture and the Terms Supplement and having an original principal amount equal to $__________.

         "Payment Date" means the 25th day of each month or if such day is not a Business Day, the next succeeding Business Day, commencing __________.

         "Principal Payment Amount" means, (i) with respect to the Class A Notes, the amount, if any, by which the Pool Balance as of the last day of the second Collection Period immediately preceding a Payment Date (or Closing Date, with respect to the first Payment Date) exceeds the Pool Balance as of the last day of the immediately preceding Collection Period, and (ii) upon reduction of the Outstanding Amount of the Class A Notes to zero, the amount by which the Pool Balance as of the end of the fourth Collection Period immediately preceding a Quarterly Payment Date exceeds the Pool Balance as of the last day of the immediately preceding Collection Period (reduced, with respect to the first Quarterly Payment Date on which principal is to be paid on the Class B Notes, by the Principal Payment Amount on the Class A Notes on such Quarterly Payment Date and on the two preceding Payment Dates).

         "Quarterly Payment Date" means the Payment Date in each _________ __ ____ and _______ commencing _______.

         "Rating Agency" means [Fitch, Moody's and S&P].

         "Reserve Account Initial Deposit" means $___________.

         "Servicing Fee" means a quarterly fee in an amount equal to (i) _____% per annum of the average of the Pool Balance as of the last day of the calendar quarter and the last day of the immediately preceding calendar quarter (or the Cut-off Date with respect to the calendar quarter ending ___________), or (ii) such greater amount upon satisfaction of the Rating Agency Condition.

         "Specified Reserve Account Balance" means, with respect to any Distribution Date, an amount equal to the greater of (i) _____% of the sum of the Outstanding Amount of the Notes and the Certificate Balance on such Payment Date, after giving effect to all payments to be made on such date; or (ii) $_______; provided, however, that such balance shall not exceed the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance.


                                   ARTICLE II


                      CONVEYANCE OF FINANCED STUDENT LOANS


Section 2.1.      Conveyance of Financed Student Loans.

      (a) As evidenced by a duly executed written assignment in the form of Exhibit D to the Standard Terms, the Depositor and the Eligible Lender Trustee on its behalf, hereby contribute, transfer, sell, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein):

          (i) All right and interest (and, with respect to the Eligible Lender Trustee, title) in and to the Financed Student Loans listed on Schedule A to this Agreement (the "Initial Financed Student Loans") and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable to the Cut-off Date), and all written communications received by the Transferor with respect thereto and still retained by Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), on or after the Cut-off Date;

          (ii) all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon); and

          (iii)   the proceeds of any and all of the foregoing.

      (b) The purchase price for the Initial Financed Student Loans shall be an amount equal to $________, payable in immediately available funds on the Closing Date.


Section 2.2.      Assignment and Acknowledgment.

         The Depositor and Eligible Lender Trustee on its behalf hereby assign their rights under the Sales Agreement to the Issuer and the Eligible Lender Trustee on its behalf. The Depositor and the Eligible Lender Trustee on its behalf further acknowledge the further assignment of the Sales Agreement to the Indenture Trustee pursuant to the Indenture.


                                  ARTICLE III


                   REPRESENTATIONS, WARRANTIES AND COVENANTS


Section 3.1.      Principal Balance.

         The Depositor represents and warrants that the aggregate principal balance of the Initial Financed Student Loans as of the Cut-off Date was $[ ] and the accrued interest thereon (other than with respect to Interest Subsidy Payments and Special Allowance Payments) was $[ ].


Section 3.2.      TP Program.

         The Servicer shall be permitted to reduce the applicable interest rate on a TP Loan by up to (i) 1.0% per annum for Stafford Loans and Unsubsidized Stafford Loans and 0.5% per annum for PLUS Loans, if the Obligor related to such TP Loan makes 36 consecutive monthly payments of such TP Loan on or prior to the applicable due dates of such TP Loan, or (ii) such greater percentage upon satisfaction of the Rating Agency Condition.


Section 3.3.      Subservicing Agreements.

      (a) The Master Servicer hereby represents and warrants that: (i) as of the Closing Date it has entered into a Subservicing Agreement with ________ (the "Subservicing Agreement"); (ii) the Subservicing Agreement requires the Servicer thereunder to service the Financed Student Loans subject thereto in accordance in all material respects with all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act with respect to Financed FFELP Loans and the HEAL Act with respect to Financed HEAL Loans.

      (b) The Master Servicer hereby represents and warrants that: (i) as of the Closing Date it has entered into a Subservicing Agreement with ________ (the "Subservicing Agreement"); (ii) the Subservicing Agreement requires the Servicer thereunder to service the Financed Student Loans subject thereto in accordance in all material respects with all applicable federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act with respect to Financed FFELP Loans.


Section 3.4. Compliance by the Eligible Lender Trustee with Insurance Agreements with the Secretary of HHS.

         [Pursuant to paragraph 5 of the Comprehensive Insurance Contract Health Education Assistance Loan Program, between _______ and the Secretary of HHS, dated October 1, 1992 (as amended, the "1992 Insurance Agreement"), paragraph 4 of the Comprehensive Insurance Contract Health Education Assistance Loan Program, between _______ and the Secretary of HHS, dated October 1, 1993 (as amended, the "1993 Insurance Agreement"), and Paragraph 6 of the Secondary Market Insurance Contract Health Education Assistance Loan Program, between the Transferor and the Secretary of HHS, dated September 27, 1996 (the "1996 Insurance Agreement"), the Eligible Lender Trustee agrees to comply, as if it were the lender, with the procedures set forth, respectively, in paragraph 3 of the 1992 Insurance Agreement, paragraphs 1 and 2 of the 1993 Insurance Agreement and paragraph 6 of the 1996 Insurance Agreement.]


                                   ARTICLE IV


                             PAYMENTS AND ACCOUNTS


Section 4.1.      Payments.

     (a) On each Payment Date or Quarterly Payment Date (and with respect to clause (i)(A) below on each Payment Date while the Class A Notes are Outstanding, and thereafter, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day), pursuant to the Administrator's written instructions, the Indenture Trustee will transfer from the Collection Account the following amounts in the following priority, subject to Available Funds for the immediately preceding Collection Period or three Collection Periods, as applicable:

          (i) first, to the Expense Account, (A) an amount equal to accrued and unpaid Consolidation Loan Fees as of the end of the immediately preceding Collection Period and (B) an amount equal to accrued and unpaid Transaction Fees payable on a Quarterly Payment Date;

          (ii) second, to the Note Payment Account, an amount equal to the Class Interest Amount for each Class of Notes due on such Payment Date or Quarterly Payment Date; and

          (iii) third, to the Note Payment Account, an amount equal to the Principal Payment Amount due on such Payment Date or Quarterly Payment Date and any overdue Principal Payment Amount.

     (b) On each Quarterly Payment Date (and with respect to clause (i) below on each Payment Date while the Class A Notes are Outstanding, and thereafter, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day), the Indenture Trustee, pursuant to information contained in the Administrator's Certificate delivered in accordance with
Section 5.7 of the Standard Terms, will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account pursuant to Section
4.2 hereof) the following amounts in the following order of priority:

          (i) to the Department of Education, the Consolidation Loan Fees for the immediately preceding Collection Period and all overdue Consolidation Loan Fees for any prior Collection Periods;

          (ii) to the Master Servicer, the Servicing Fee for the preceding quarter and all overdue Servicing Fees;

          (iii) to the Administrator, the Administration Fee for the preceding quarter and all overdue Administration Fees;

          (iv) to the Indenture Trustee, the Indenture Trustee Fee for the preceding quarter and all overdue Indenture Trustee Fees; and

          (v) to the Eligible Lender Trustee and the Delaware Trustee, the Eligible Lender Trustee Fee and Delaware Trustee Fee, respectively, for the preceding quarter and all overdue Eligible Lender Trustee Fees and Delaware Trustee Fees.

     (c) On each Payment Date or Quarterly Payment Date, the Indenture Trustee will distribute to the Noteholders as of the related Record Date all amounts transferred to the Note Payment Account pursuant to Section 4.1(a)(ii) and (iii) and Section 4.1(d) hereof (in addition to any amounts transferred from the Advance Account) in the following order of priority:

          (i)     first, to the Class A Noteholders, the Class Interest Amount;

          (ii) second, if such Payment Date is a Quarterly Payment Date, to the Class B Noteholders, the Class Interest Amount;

          (iii) third, to the Class A Noteholders, the Principal Payment Amount (and any overdue Principal Payment Amount) and if such Payment Date is a Quarterly Payment Date, the Parity Payments, until the Outstanding Amount of the Class A Notes has been reduced to zero;

          (iv) fourth, after the Outstanding Amount of the Class A Notes has been reduced to zero, if such Payment Date is a Quarterly Payment Date, to the Class B Noteholders, the remaining Principal Payment Amount
         (and any overdue Principal Payment Amount) until the Outstanding
         Amount of the Class B Notes has been reduced to zero; and

          (v) fifth, if such Payment Date is a Quarterly Payment Date, Carryover Interest due on the Class A Notes and following payment thereof, Carryover Interest due on the Class B Notes.

     (d) On each Quarterly Payment Date, after making any and all required transfers to the Expense Account and the Note Payment Account pursuant to
Section 4.1(a), the Indenture Trustee will transfer any remaining Available Funds for the preceding three Collection Periods (and with respect to clause
(ii) below, any amounts in the Reserve Fund in excess of the Specified Reserve Account Balance) in the following order of priority:

          (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance;

          (ii) to the Note Payment Account (for payment on such Quarterly Payment Date to the Class A Noteholders, and upon payment in full thereof, to the Class B Noteholders), the Parity Payments, if any, for such Quarterly Payment Date; and

          (iii) to the Note Payment Account (for payment on such Quarterly Payment Date to the Class A Noteholders, and following payment of all Carryover Interest due the Class A Noteholders, to the Class B Noteholders), the amount of any Carryover Interest.

     (e) Any remaining Available Funds on a Quarterly Payment Date (other than amounts representing payments received during such months) will be distributed by the Indenture Trustee to the Eligible Lender Trustee for deposit into the Certificate Distribution Account. On such Quarterly Payment Date, the Eligible Lender Trustee will distribute such amounts to the Certificateholders. All amounts so distributed will be released from the lien of the Indenture, and will not thereafter be available to pay principal or interest (or Carryover Interest) on the Notes. The Depositor shall have the right, at its option, to transfer and assign, in whole or in part, its right to receive any amounts required to be paid to it pursuant to this subsection (e).

     (f) Notwithstanding the foregoing, if (x) on any Payment Date following all distributions to be made on such Payment Date, the Outstanding Amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Payment Date following such distributions, or (y) an Event of Default has occurred with respect to payment of the Notes, the Class Interest Amount shall not be payable on the Class B Notes until after payment of the Principal Payment Amount to the Class A Noteholders.

     (g) All distributions made to the Noteholders of a Class or the Certificateholders on each Payment Date shall be made on a pro rata basis among the Noteholders of such Class and Certificateholders of record as of the related Record Date based upon the Outstanding Amount of such Class (or, with respect to payments of principal on such Class of Notes, the applicable Principal Factor with respect to such Class) or percentage interest of Certificates so owned.

     (h) If the amount of Available Funds on any Payment Date or Quarterly Payment Date is insufficient to pay in full the Principal Payment Amount on such Payment Date or Quarterly Payment Date, the difference will be carried over to be paid on succeeding Payment Dates or Quarterly Payment Dates. The failure to pay the full Principal Payment Amount on any Class on any Payment Date or Quarterly Payment Date will not result in an Event of Default until the Legal Final Maturity of such Class of Notes.


Section 4.2.      Reserve Account.

     (a) On the Closing Date, the Depositor shall deposit the Reserve Account Initial Deposit into the Reserve Account.

     (b) If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all deposits or withdrawals therefrom on such Quarterly Payment Date) is greater than the then applicable Specified Reserve Account Balance, the Administrator shall instruct the Indenture Trustee in writing to withdraw such excess from the Reserve Account and

          (i) to deposit into the Note Payment Account, an amount equal to the lesser of such excess and the amount, if any, described in Section 4.1(d)(ii) and (iii) for such Payment Date (to the extent not otherwise paid to the Note Payment Account on such Payment Date);

          (ii) to deposit into the Note Payment Account the lesser of such excess (after giving effect to clause (i) above) and any amounts required to be paid by the Depositor or the Master Servicer pursuant to Sections 3.2 or 5.5 of the Standard Terms as a result of breaches of representations, warranties and agreements made in Sections 3.1, 5.1 through 5.4, 7.1 or 8.1 of the Standard Terms to the extent the Depositor or the Master Servicer, as the case may be, has not made such payments within the required time period; and

          (iii) to distribute the remaining amount of such excess (after giving effect to clauses (i) and (ii) above) to the Depositor.

         Amounts properly distributed pursuant to this paragraph (b) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Depositor shall in no event thereafter be required to refund any such distributed amounts. The Depositor shall have the right, at its option, to transfer and assign, in whole or in part, its right to receive any amounts required to be paid to it pursuant to clause (iii).

     (c) Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, Certificateholders, the Master Servicer or the Administrator and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Depositor. The Depositor shall in no event be required to refund any amounts properly distributed pursuant to this Section 4.2(c).

     (d) (i) If on any Quarterly Payment Date (and with respect to Section 4.1(b)(i) hereof, the 25th day of each month, or if such day is not a Business Day the next succeeding Business Day), any amounts to be distributed as calculated pursuant to Section 4.1(b)(i)-(v) hereof exceed the amount on deposit in the Expense Account available for such purposes, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account the lesser of such excess and the amount on deposit in the Reserve Account (after giving effect to each withdrawal in the order specified in Section 4.1(b) (i)-(v)) hereof and deposit such withdrawn amount in the Expense Account for distribution as provided in Section 4.1 hereof;

           (ii) If the Class Interest Amount for all Classes of Notes and the Principal Payment Amount for a Payment Date or Quarterly Payment Date exceeds the amount in the Note Payment Account for such Payment Date or Quarterly Payment Date available for such purposes, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account an amount equal to the lesser of such excess and the amount on deposit in the Reserve Account (after giving effect to paragraph (d)(i) above), and deposit such withdrawn amount into the Note Payment Account for distribution as provided in Section 4.1 hereof; and.

           (iii) If the Certificateholders' Distribution Amount for a Quarterly Payment Date exceeds the amount for such Quarterly Payment Date available for such purposes, the Administrator shall instruct the Indenture Trustee on such Quarterly Payment Date to withdraw from the Reserve Account an amount equal to the lesser of such excess and the amount on deposit in the Reserve Account (after giving effect to paragraphs (d)(i) and (d) (ii) above), and to deposit such withdrawn amount in the Certificate Distribution Account for distribution as provided in Section 4.1 hereof.


Section 4.3.      Determination of LIBOR.

         The Master Servicer shall calculate One-Month LIBOR on each Interest Determination Date and shall notify the Eligible Lender Trustee and the Indenture Trustee of One-Month LIBOR. The determination by the Master Servicer of One-Month LIBOR shall (in the absence of manifest error) be final and binding upon all parties.


                                   ARTICLE V


                                  TERMINATION


Section 5.1.      Termination.

         The Trust shall be terminated on the earlier of (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any Financed Student Loans, and (ii) the payment of the Noteholders and Certificateholders of all amounts required to be paid to them in accordance with this Transfer and Servicing Agreement.


Section 5.2.      Optional Purchase of Financed Student Loans.

         As of the last day of any Collection Period immediately preceding a Quarterly Payment Date as of which the then outstanding Pool Balance is __% or less of the Initial Pool Balance, the Depositor shall have the option to purchase the Indenture Trust Estate, other than the Trust Accounts. To exercise such option, the Depositor shall deposit in the Collection Account pursuant to
Section 4.1 hereof an amount equal to the aggregate Purchase Amount for the Financed Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Depositor, the Eligible Lender Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Depositor may not effect such purchase if the aggregate Purchase Amount to be so deposited in the Collection Account does not equal or exceed an amount equal to the sum of (x) the unpaid principal balance of the Notes plus accrued and unpaid interest thereon at the related Class Interest Rate to the last day of the Interest Accrual Period preceding the applicable Quarterly Payment Date, (y) unpaid Transaction Fees, if any, and (z) transaction costs of the Indenture Trustee and Eligible Lender Trustee with respect to the purchase.


Section 5.3.      Auction of Financed Student Loans.

         Any Financed Student Loans remaining in the Trust as of _________, ______ will be offered for sale by the Indenture Trustee on or prior to the
_________ Payment Date. The Depositor, its Affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Payment Date. The Trustee shall notify each Servicer of the auction and invite each Servicer to submit a bid. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of (a) the unpaid Transaction Fees, if any, and the transaction costs of the Indenture Trustee and Eligible Lender Trustee with respect to such auction, and (b) the greater of (i) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Payment Date or
(ii) an amount that would be sufficient to (x) reduce the Outstanding Amount of the Notes on such Payment Date to zero and (y) pay to the Noteholders the related Class Interest Amounts payable on such Payment Date. If at least two bids are not received or the highest bid is not equal to or in excess of the foregoing amount, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any Outstanding Notes on such Payment Date. The proceeds of any sale will be applied in the order and priority set forth in 4.1 hereof. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Payment Dates upon terms similar to those described above.


                                   ARTICLE VI


                                 MISCELLANEOUS


Section 6.1.      Limitation on Subsequent Financed Student Loans.

     (a) The aggregate amount of Subsequent Financed Student Loans that are Consolidated Loans or HEAL Consolidation Loans shall not exceed
$________________.

     (b) The aggregate amount of Subsequent Financed Student Loans that are Serial Loans shall not exceed $_________________.


Section 6.2.      Schedules.

                  Schedules A and B are attached hereto and incorporated by reference.


Section 6.3.      Amendment of Standard Terms.

                  Not applicable.

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.



                                         CRESTAR SECURITIZATION, LLC

                                         By: Crestar SP Corporation, its Manager


                                         By: __________________________________
                                              Name: ___________________________
                                              Title: __________________________


                                         ______________________________________,
                                         as Eligible Lender Trustee, not in its
                                         individual capacity but solely as
                                         Eligible Lender Trustee on behalf of
                                         the Depositor


                                         By: __________________________________
                                              Name: ___________________________
                                              Title: __________________________


                                         CRESTAR STUDENT LOAN TRUST ____-__


                                         By: __________________________________,
                                             not in its individual capacity but
                                             solely as Eligible Lender Trustee
                                             on behalf of the Issuer


                                         CRESTAR BANK
                                         Master Servicer and Administrator


                                         By: __________________________________
                                             Name: ____________________________
                                             Title: ___________________________

Acknowledged as of the day
and year first above written:

BANKERS TRUST COMPANY, not
in its individual capacity
but solely as Indenture Trustee
By:  ______________________________
        Name:  ____________________
        Title:    Vice President

                                                                     SCHEDULE A
                                                                         TO THE
                                               TRANSFER AND SERVICING AGREEMENT


                       Schedule of Financed Student Loans

                                                                     SCHEDULE B
                                                                         TO THE
                                               TRANSFER AND SERVICING AGREEMENT


                    Location of Financed Student Loan Files



   Name of subcustodian         Location of Related Financed Student Loan Files